UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 25, 2012

FORTINET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34511	77-0560389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1090 Kifer Road
Sunnyvale, CA 94086
(Address of principal executive offices, including zip code)
(408) 235-7700
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 25, 2012, Fortinet, Inc. (the “Company”) appointed Nancy Bush, age 51, the Company's Vice President, Worldwide Corporate Controller, as interim Chief Financial Officer, effective immediately. Ms. Bush had served as the Company's Vice President, Worldwide Corporate Controller since December 2011. From February 2009 until December 2011 Ms. Bush was the Vice President of Finance at ArcSight, Inc., a security information management company that was acquired by Hewlett-Packard in October 2010. Prior to joining ArcSight, from December 2006 until July 2008, Ms. Bush was Vice President, Finance and Corporate Controller at Packeteer, Inc. a provider of wide area network optimization and traffic prioritization technologies that was acquired by Blue Coat Systems, Inc. in June 2008. From February 2005 to December 2006, Ms. Bush was Vice President, Corporate Controller, Principal Accounting Officer at Maxtor, Inc., a supplier of information storage solutions that was acquired by Seagate Technology in May 2006. Ms. Bush holds a B.B.A. in accounting from the University of Georgia.
In connection with her appointment as interim Chief Financial Officer, Ms. Bush will receive an increase in her annual base salary to $260,000.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortinet, Inc.

Date: October 1, 2012	By:	/s/ JOHN WHITTLE
John Whittle
Vice President and General Counsel